Media Capital Advisors, LLC
370 N. Westlake Blvd. Suite 100
Westlake Village, California 91362
(805) 446-4100

May 7, 2001
Jantonio Turner, President
TFN: The Football Network, Inc.
646 N. Beachwood Drive
Los Angeles, CA 90004-1419

Dear Jantonio:

This letter confirms our understanding that Media Capital Advisors, LLC ("MCA") has been retained by TFN, The Football Network, Inc. (the "Company") to act as its exclusive agent in connection with the proposed issuance, offering and sale (the "Offering") by the Company of the Company's debt or equity securities (the "Securities"). The Company has informed MCA that it intends to commence issuing the Securities not later than December 31, 2001, and, subject to applicable laws and regulations, will continue to issue the Securities in one or more transactions until an aggregate amount of approximately $200 million has been raised. While MCA will use its best efforts to effect the Offering on the above terms at the earliest practicable date, we both realize that as a result of market conditions and other considerations, the terms of the Securities may change prior to the closing of the Offering; provided, that any such change (and any determination to effect the Offering in any event) shall be in the Company's sole discretion. The term "Offering" includes any transaction in which Securities of the Company are privately placed by MCA to institutional or sophisticated investors at any time during the Engagement Period (as defined below).
1. Engagement of MCA. The Company understands and agrees that a condition precedent to the commencement of this engagement and the provision of the services contemplated hereunder is the receipt by the Company of $2.5 million in additional capitalization (the "Seed Round"). The Company intends to complete the Seed Round funding by July 15, 2001. During the period from the date of this Agreement and continuing through the date on which this Agreement may be terminated pursuant to Section 10 (the "Engagement Period"), the Company hereby engages MCA to act as exclusive placement agent (on a best efforts basis) for the Securities, subject only to the Company's right to complete the Seed Round. The Company acknowledges and agrees that MCA reserves the right not to participate in the Offering and that the foregoing is not an agreement by MCA to underwrite, place or purchase any Securities or otherwise provide any financing.

(b)During the Engagement Period, the Company shall not, and shall cause its affiliates not to, initiate, solicit or enter into any discussions or negotiations any part of which may be related to the issuance, offering or sale of the Securities to any third parties, except through MCA, except as described in Exhibit A. Notwithstanding the foregoing, should any potential Seed Round investors express interest in the Major Round during their discussions with the Company, the Company shall not be in breach of this Agreement provided that MCA is promptly informed about the prospective investor and brought into the discussions. In the event that the Company receives any inquiry concerning the Securities, the Company shall promptly inform MCA of such inquiry. The Company agrees that it shall not appoint any third party as an additional underwriter, placement agent or initial purchaser for the Offering without obtaining MCA's prior written consent to such appointment and to the terms of such third party's participation in the Offering.
2. Private Placement of Securities. It is contemplated that the Securities shall be issued by the Company in a transaction that is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise to comply with the applicable law and regulations of any other jurisdiction in which the Securities are offered. The Company agrees that it shall take all necessary and reasonable steps to ensure that the Offering of the Securities is exempt from the registration requirements of the Securities Act.

(b)The Company will only sell Securities if the Company and MCA each reasonably believe at the time of the sale of the Securities that each purchaser of the Securities is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act ("Regulation D") or an otherwise sophisticated investor satisfactory to the Company and MCA. Neither the Company, any person acting on its behalf nor MCA shall offer or sell the Securities by any form of general solicitation or general advertising, including the methods prohibited by the provisions of Regulation D. The Company shall file in a timely manner with the Securities and Exchange Commission (the "SEC") any notices with respect to the Securities required by Rule 503 of Regulation D and shall promptly furnish to MCA a signed copy of each such notice. Neither the Company, any person acting on its behalf nor MCA shall offer or sell the Securities outside the United States unless such offer or sale is made in compliance with Regulation D under the Securities Act and the applicable law and regulations of each jurisdiction in which the Securities are so offered or sold. Notwithstanding anything contained herein to the contrary, the Company shall retain absolute discretion as to the terms of the sale of the Securities.

c) The Company represents and warrants that, other than in connection with the Seed Round, no offers or sales of securities of the same or a similar class as the Securities have been made by or on behalf of the Company during the six-month period ended on the date of this Agreement and none is currently being made by the Company or on its behalf. The Company agrees that, other than in connection with the Seed Round, (i) it shall not, directly or indirectly (except through MCA), sell or offer to sell any of the Securities or any securities of the same or a similar class as the Securities during the Engagement Period and any sale of such Securities or similar securities will be deemed to be as if such sale or disposition were undertaken by MCA directly and (ii) pursuant to the Securities Act, no offers or sales of any securities of the same or similar class as the Securities shall be made by or on behalf of the Company during the six-month period after the completion of the Offering. The Company represents and warrants that all offers or sales of securities in connection with the Seed Round made by or on behalf of the Company will be in full compliance with Regulation D, and specifically the exemption from Section 5 of the Securities Act contained in Rule 506 thereunder.

3. Information To Be Supplied. In connection with its engagement hereunder, MCA shall assist the Company in preparing various documents required hereunder, including but not limited to an information memorandum, prospectus, offering circular, private placement memorandum or other document to be used in connection with the Offering (the "Offering Memorandum"). The Company shall, and shall cause its directors, officers, employees and agents to, cooperate with MCA and supply MCA with written and other information with respect to the Company and related matters, to the extent reasonably needed and requested by MCA, to enable MCA to perform its services hereunder. The Company shall use its best efforts to provide MCA with reasonable access to its independent accountants, counsel and other professionals, if any. The Company acknowledges that in performing its engagement hereunder, MCA will be using and relying on the information supplied to it. MCA shall not assume any responsibility to independently verify the accuracy or completeness of information furnished by or on behalf of the Company, but shall rely on its accuracy and completeness in all material respects and shall not assume any responsibility to perform (or be required to retain any persons to perform) any independent valuations or appraisals of the Company's assets. MCA shall provide each prospective purchaser (each, a "bona fide offeree") solicited by it with a copy of the current version of the Offering Memorandum and shall keep an accurate record of all bona fide offerees to whom it has sent an Offering Memorandum. MCA shall report its activity on behalf of Company to Company on a regular basis.

4. Covenants, Representations and Warranties of the Company.

(a)The Company shall furnish to MCA, from time to time, such numbers of copies of the Offering Memorandum, and exhibits thereto and agreements and documents referred to therein, as MCA may reasonably request.

(b) If any event occurs or condition exists as a result of which the Offering Memorandum would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time such Offering Memorandum is delivered to a bona fide offeree, the Company shall promptly notify MCA in writing of such event or condition and the Company shall prepare an amendment or supplement to such Offering Memorandum in form and substance satisfactory to MCA and its counsel. The Company shall furnish to MCA such number of copies of any amendment or supplement to the Offering Memorandum as MCA may reasonably request.

(c) The Company shall (i) make available to each bona fide offeree of the Securities such information (in addition to that contained in the Offering Memorandum) concerning the Offering of the Securities, the Company and any other relevant matters as the Company possesses or can acquire without unreasonable effort or expense and (ii) provide each bona fide offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the Offering and to obtain any additional information about the Company and any other relevant matters, to the extent that such officers and employees possess the same or can acquire it without unreasonable effort or expense.

(d) The Company shall qualify the Securities for offering and sale under the state securities or "blue sky" laws of such jurisdictions in which any offers or sales of the Securities may be transacted and as may otherwise be requested by MCA.

(e) The Company represents and warrants to MCA that (i) as of the date on which the Company originally furnishes an Offering Memorandum, any amendment or supplement or any other information either directly or indirectly through MCA to any bona fide offerees of the Securities or any of their representatives, such Offering Memorandum, amendment or supplement or other information shall be true and correct in all material respects and shall not omit any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) on the date of any closing of the sale of Securities, the Offering Memorandum; as amended or supplemented through such date, is and will be true and correct in all material respects and did not and will not omit any material fact requited to make the statement therein, in light of the circumstances under which they were made, not misleading.

5. Conditions of Obligations of MCA. The obligations of MCA hereunder are subject to the accuracy of the representations and warranties of the Company contained herein on its part to be performed and observed by the Company of all material covenants and agreements contained herein on its part to be performed and observed and to the following additional conditions being satisfied:

(a) The Company shall deliver, or cause to be delivered, to MCA a copy of each officer's certificate, required to be so delivered pursuant to any definitive purchase agreement entered into by the Company and any bona fide offeree of the Securities (each such agreement, a "Purchase Agreement"); and

(b)The Company shall deliver, or cause to be delivered, to MCA a copy of each legal opinion, accountant's letter and other documents required to be so delivered pursuant to each Purchase Agreement.

Each such certificate, opinion letter or other document delivered pursuant to Section 5(a) or 5(b) shall be addressed to MCA or shall expressly permit MCA to rely thereon.

6. Fees. As compensation for MCA's services hereunder, the Company agrees to pay MCA the following fees:

(a) A fee (the "Transaction Fee") equal to 7 and one half percent of the principal amount or purchase price of the Securities sold in the transaction, payable in cash upon the closing of the Offering. Notwithstanding the foregoing, if the proposed sale of the Securities provides for consideration other than solely cash and/or promissory notes, the Company shall pay to MCA the Transaction Fee in cash based upon an offering amount determined in an amount equal to the fair market value of such consideration.

(b)An additional fee (the "Warrants") consisting of warrants to purchase a number of shares equal to 2% of the fully diluted equity of the Company at the last closing of the Offering, at a price equal to the offering price (or, in the case of convertible securities, equal to 100% of the conversion price), exercisable for a ten-year period beginning at the closing of the Offering, payable upon the closing of the Offering. Fully diluted equity means all of the Company's issued and outstanding shares of common stock, all common stock issued or issuable under or pursuant to all convertible and derivative securities then outstanding, all shares of common stock issued or issuable under or pursuant to agreements, warrants or similar securities or instruments (whether or not any of the foregoing are then vested or exercisable).

7. Expenses. Whether or not any Offering is consummated, the Company agrees to reimburse MCA, upon request from time to time, for its reasonable out-of-pocket expenses, including travel expenses and the reasonable fees and expenses of its legal counsel and any other agents or experts that may be retained by MCA, incurred in connection with the services performed hereunder and any other advisory and capital raising assignments and transactions for which MCA has provided financial advisory services to the Company Notwithstanding the foregoing, MCA will not incur expenses of more than $4,000 in any month or $60,000 in the aggregate without prior written approval from the Company.

8.Indemnification. The parties agrees to indemnify each other and hold each other harmless from any legal action taken against MCA or Company by a third party resulting from MCA's engagement by the Company to consummate the Private Placement, pursuant to the terms of MCA's standard indemnification agreement, the form of which is attached hereto as Exhibit B, which agreement is hereby incorporated into this Agreement by this reference. Notwithstanding the foregoing, neither Company nor MCA shall be required to indemnify the other party if such legal action is a result of such other party's gross negligence.

9. Related Financial Transactions. If during the Engagement Period or within 24 months thereafter, the Company proposes to effect any restructuring transaction (through a recapitalization, extraordinary dividend, stock repurchase, spinoff, joint venture or otherwise), any acquisition or disposition transaction or any public offering or private placement of securities (in addition to or in replacement of the Offering contemplated hereunder), other than any transaction in which the aggregate value of the transaction (measured by the fair market value of the consideration paid or received in such transaction) is less than $250,000, the Company agrees to offer to engage MCA as its exclusive financial advisor or sole private placement agent (in the case of a private placement), in connection with such transaction on MCA's customary terms for such transactions at such time; provided, however, that MCA may associate with other financial advisors chosen by MCA (it being understood that no such association will result in the payment of fees by the Company in excess of those set forth herein), or may decline any such engagement in its sole discretion. However, unless specifically covered by a specific agreement setting forth such arrangement, the provisions in the Indemnification Agreement shall apply to each such transaction.

10. Termination of Engagement; Survival. MCA's engagement hereunder may be terminated by either the Company or MCA at any time, upon 90 days written notice to that effect to the other party; provided, however, that MCA shall be entitled to receive the full Transaction Fee, in the event that the Company shall sell to any person any Securities or any other securities of the same or similar class of as the Securities, at any time prior to (i) the expiration of 24 months after such termination if the termination is initiated by the Company, (ii) the expiration of nine (9) months after such termination if the termination is initiated by MCA or (iii) the expiration of nine (9) months after such termination if Rick Newberger and/or George Greenberg has left MCA other than by reason of incapacity or death. The provisions of this Agreement set forth in Sections 6 (Fees), 7 (Expenses), 8 (Indemnification), 9 (Related Financial Transactions), 10 (Termination of Engagement; Survival) and 11 (a) through (g) (Miscellaneous) shall survive any termination of this Agreement.

11. Miscellaneous.

(a) It is understood that no oral or written advice, report or opinion of MCA may be disclosed, reproduced, quoted in part, paraphrased, summarized or described in any writing, including any Offering
Memorandum, or provided to any person who is not an employee, officer or director of the Company or an attorney, accountant or financial or other advisor for the Company that is directly involved in the Offering without the prior written consent of the MCA.

(b) The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company, MCA and any person entitled to be indemnified hereunder. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

(c) The Company expressly acknowledges that MCA has been retained solely as an exclusive placement agent for the Securities, and not of any other person. In such capacity, MCA shall act as an independent contractor, and the Company's engagement of MCA is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against MCA, MCA's affiliates or their respective directors, agents and employees.

(d) The Company acknowledges that, after the completion of the Offering of the Securities, MCA may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that MCA has acted as the exclusive placement agent for, the Securities.

(e) THIS AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIMS OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT, OR ANY TRANSACITON OR CONDUCT IN CONNECTION HEREWITH IS, WAIVED BY THE PARTIES HERETO.

(f) The Company and MCA hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of California and the United States District Courts located in the City of Los Angeles for any actions, claims or other proceedings arising out of or relating to this Agreement, consent to service of process of such court and agree not to commence any such action, claim or other proceeding except in such courts. The Company and MCA hereby irrevocably and unconditionally waive any objection to the laying of the venue of any action, claim or other proceeding arising out of or relating to this letter agreement in the courts of the State of California or the United States District Court located in the City of Los Angeles, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, claim or other proceeding brought in any such court has been brought in an inconvenient forum.

(g) If, in connection with any merger, consolidation, sale of assets or other transaction involving the Company, the obligations of the Company to MCA under the Indemnification Agreement are not assumed by operation of law or by contract by a party or parties reasonably satisfactory to MCA, the Company agrees to arrange alternate means of providing for such obligations, including procuring insurance or creating an escrow, in each case, in an amount and upon terms and conditions satisfactory to MCA.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate enclosed copies of this letter and the Indemnification Agreement.

Very truly yours,

MEDIA CAPITAL ADVISORS, LLC

By:   /s/Rick Newberger
Name:  Rick Newberger
Title: Managing Member


AGREED AND ACCEPTED:
TFN, The Football Network, Inc.

By:   Jantonio Turner
Title: President



EXHIBIT A
Exclusivity Exceptions



The Company is engaged in the completion of a current round of investment which is intended to raise approximately $2.5 million of additional capital, which shall occur not later than July 15, 2001 (the "Seed Round").



EXHIBIT B

Indemnification

In consideration for the agreement of MCA to render the services set forth in the Agreement for the fee(s) indicated, the Company agrees to indemnify and hold harmless MCA and its officers, directors, employees, agents and affiliates, including, without limitation, each person who controls MCA within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, from and against any and all loss, claim, damage, liability and expense whatsoever (including, without limitation, costs of any investigation, reasonable legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, to which such indemnified parties, or any of them, may become subject, including without limitation under the Federal securities laws or any other applicable Federal or State statute or regulation, or at common law (whether in tort, contract, or on any other basis) or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon, in whole or in part: (i) the Agreement; (ii) any use (whether authorized or not) by the Company of any offering memorandum, whether reviewed by MCA or not (the "PPM"), and any use by the Company of any opinion, memorandum or other advice rendered by MCA in connection with the transaction, matter, or services which are the subject of the Agreement (collectively, the "Transaction"); (iii) the performance by such indemnified parties, or any of them, of the services contemplated by the Agreement; (iv) the Transaction; (v) any claim (regardless of the proponent thereof) that the performance of the obligations of the parties under or pursuant to the Transaction is or was unfair, inequitable, fraudulent, a breach of fiduciary duty or otherwise contrary to law, or involves or involved any alleged omission to state material facts or any alleged misleading or untrue statement in connection therewith; (vi) any claim that the PPM is contrary to law, or fails to state material facts or contains any alleged misleading or untrue statement; or (vii) any other claim relating to or involving the Agreement, the PPM or the Transaction which subjects such indemnified parties, or any of them, to any loss, claim, damage, liability or expense of any and every kind. The foregoing indemnification shall not apply to the extent, but only to the extent, that any loss, claim, damage, liability or action is incurred or brought on the basis of the matters that are the subject of MCA's indemnification set forth in the following paragraph.

 MCA agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates, including, without limitation, each person who controls the Company within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, from and against any and all loss, claim, damage, liability and expense whatsoever (including, without limitation, costs of any investigation, reasonable legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, to which such indemnified parties, or any of them, may become subject, including without limitation under the Federal securities laws or any other applicable Federal or State statute or regulation, or at common law (whether in tort, contract, or on any other basis) or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon, in whole or in part: (i) a breach of the Agreement by MCA, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by MCA, specifically for inclusion in the PPM. The foregoing indemnification shall not apply to the extent, but only to the extent, that any loss, claim, damage, liability or action is incurred or brought on the basis of the matters that are the subject of the Company's indemnification set forth in the preceding paragraph.

If the indemnity provided to MCA in the first paragraph above shall be unenforceable or unavailable for any reason whatsoever, the indemnified parties shall be entitled to receive contribution from the Company for all such losses, claims, damages, liabilities and expenses (including, without limitation, all costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, so that the indemnified parties ultimately bear, in the aggregate, only an amount equal to the aggregate amount of such losses, claims, damages, liabilities and expenses multiplied by a fraction, the numerator of which is the fee actually paid to MCA by the Company, and the denominator of which is the fair value of the consideration payable in the Transaction (or, if there is no consideration payable, the fair market value of the Company); provided, however, that in no event shall the indemnified parties' share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to MCA by the Company.

The indemnifying party agrees to pay, as incurred, all reasonable legal fees and expenses (i) incurred by the indemnified parties, or any of them, in defending any claim of the type set forth in the preceding paragraphs, or (ii) incurred by the indemnified parties in producing documents, assisting in answering any interrogatories, giving any deposition testimony or otherwise becoming involved (at the request of the indemnifying party, or by reason of discovery in proceedings instituted by any Person or otherwise) in any litigation or claim relating to the Transaction or the engagement referred to in the Agreement, or any of the matters enumerated in the preceding paragraphs, even though no claim is made against one or more of, or all of, the indemnified parties and one or more of, or all of, the indemnified parties are not named parties to any litigation. The indemnified parties will consult with the indemnifying party with respect to the defense of any claim or lawsuit and will not settle or otherwise enter into any agreements with any claimants involving any payment by any indemnified party without the prior written consent to the indemnifying party, which consent shall not be unreasonably withheld. The indemnification provided herein will include advance payment (if requested by the indemnified party, and/or the prompt reimbursement of all payments required to be made or made by any indemnified party for any settlement, any damages awarded, costs of suit and all legal fees, and shall include prompt payment to the indemnified party for the time reasonably required to be expended by any officers or employees of the indemnified party at their then-current hourly consulting rates, regardless of the legal theories advanced or the results of any such claim or litigation.

Notwithstanding all of the foregoing, the indemnifying party will not be liable to any indemnified party hereunder in any such case unless the indemnifying party is given the reasonable opportunity to defend such party at the indemnifying party 's own cost and expense (unless the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of conflicting defenses, in which case an indemnified party need not afford the indemnifying party such opportunity) and in no event shall the indemnifying party be liable to any indemnified party to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the fact that such indemnified party committed an intentional fraud or was grossly negligent in connection with the rendering of services hereunder, but only if and when such fact shall be determined by final adjudication by a court of competent jurisdiction; until such adjudication is made, the indemnifying party shall be obligated to advance, pay or reimburse costs and damages as if this paragraph did not exist; and if such an adjudication is made, such indemnified party shall repay to the indemnifying party any costs advanced, paid or reimbursed by the indemnifying party hereunder to the extent (and only to the extent) that the court affirmatively determines that such costs were directly related to such fact.

The indemnity and contribution provisions herein provided shall not be exclusive, but shall be cumulative and in addition to any other remedies which an indemnified party may otherwise have, at law or in equity. The indemnity and contribution provisions herein provided are for the express benefit of MCA, and each of its officers, directors, employees, agents and affiliates, and their respective successors, heirs and assigns, and shall be binding on and enforceable against the Company, and each person included in the definition of the Company hereinabove included, jointly and severally, and their respective successors, heirs and assigns.
Mr. Jantonio Turner
May 7, 2001
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